As filed with the Securities and Exchange Commission on October 23, 2007

Registration No. 333-142648

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT No. 1 to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	6712	91-1422237
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

1301 A Street, Tacoma, Washington 98402 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MELANIE J. DRESSEL

President and Chief Executive Officer

1301 A. Street

Tacoma, Washington 98402

(253) 305-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

STEPHEN M. KLEIN, ESQ.

Graham & Dunn P.C.

Pier 70, 2801 Alaskan Way, Suite 300

Seattle, Washington 98121

DEREGISTRATION OF UNISSUED SECURITIES

The Registration Statement of Columbia Banking System, Inc. (“CBSI”) on Form S-4 declared effective on May 17, 2007, Commission File No. 333-142648 (the “Registration Statement”), provided for the issuance of up to 1,045,169 shares of CBSI’s common stock.

These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire Mountain Bank Holding Company dated March 28, 2007, (the “Agreement”) described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 993,359 shares of CBSI’s common stock were exchanged, leaving 51,810 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, CBSI hereby deregisters 51,810 shares not exchanged pursuant to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on October 22, 2007.

COLUMBIA BANKING SYSTEM, INC.
(Issuer)

By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 22nd day of October 2007.

Signature	Title

Principal Executive Officer

/s/ Melanie J. Dressel Melanie J. Dressel	President and Chief Executive Officer, Director

Principal Financial Officer

/s/ Gary R. Schminkey Gary R. Schminkey	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

*A Majority of the Board of Directors

William T. Weyerhaeuser

John P. Folsom

Frederick M. Goldberg

Thomas M. Hulbert

Thomas L. Matson

Daniel C. Regis

Donald Rodman

James M. Will

*By:	/s/ Melanie J. Dressel
Melanie J. Dressel
(Attorney-in-Fact and Designated Agent for Service)